Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the 1st day of July, 2020 (the “Closing Date”), by and between MAGELLAN GOLD CORPORATION, a Nevada corporation (the “Seller”), and TRIPOWER RESOURCES, INC. (the “Buyer”).

RECITALS

A.       Seller owns 1,000 shares representing 100% of the issued and outstanding shares of Gulf+Western Industries, Inc., a Nevada corporation (the G+W Shares) and desires to sell, assign and transfer to the Buyer, the G+W Shares.

B.       The Buyer desires to purchase the G+W Shares owned by Seller in exchange for 50,000 shares of Series A Preferred Stock of Seller, currently registered in the name of Buyer (the “MAGE Shares”) subject to the terms and conditions set forth below.

C.       Currently the Seller and Buyer are parties to that certain Stock Pledge Agreement dated December 31, 2014 (the “Pledge Agreement”), pursuant to which the Seller has pledged to Buyer, the G+W Shares as collateral under the terms of a Credit Agreement dated December 31, 2012, as amended (the “Credit Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

1.       Purchase of G+W Shares. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as hereinafter defined) Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase from Seller , the G+W Shares against delivery to Seller of the MAGE Shares. Simultaneously Buyer and Seller shall each deliver to the other on the Closing Date a Stock Power in proper form for transfer assigning the G+W Shares from Seller to Buyer and assigning the MAGE Shares from Buyer to Seller.

2.       Termination of Stock Pledge Agreement. Concurrently with the purchase of the G+W Shares, the Pledge Agreement shall automatically terminate and be considered null and void.

3.       Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a)       This Agreement and all documents required hereby to be executed by the Company are and shall be valid, legally binding obligations of and enforceable against the Company and the Buyers in accordance with their terms.

(b)       The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated herein, will not constitute a violation, breach, or default under any statute, ordinance, court order, agreement, law, regulation or undertaking applicable to the Company. No third-party consents, authorizations or approvals are necessary in connection with the execution, delivery and performance of this Agreement by the Company.

(c)      No action, proceeding, investigation or claim is pending or, to the Company’s knowledge, threatened against the Company in connection with the transactions contemplated by this Agreement.

(d)      Seller is the sole owner of the G+W Shares and there are no restrictions upon the transfer of any of the G+W Shares, other than contained in the Pledge Agreeement, may appear on the face of the certificate(s), and other than on account of federal and state securities laws. Except for the foregoing, Seller is the true and lawful beneficial owner of the Shares, free of any claims, liens, or encumbrances, and Seller has the right to transfer such G+W Shares except as may hereinabove be expressly provided.

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(e)      Gulf + Western Industries, Inc. currently holds the mineral interests listed on Schedule A attached hereto and will continue to hold such interests following the purchase and sale of the G+W Shares.

4.       Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as that there are no restrictions upon the transfer of the MAGE Shares, other than may appear on the face of the certificates and other than on account of federal and state securities laws. Except for the foregoing, Buyer is the true and lawful beneficial owner of the MAGE Shares, free of any claims, liens, or encumbrances, and Buyer has the right to transfer such MAGE Shares except as may hereinabove be expressly provided.

5.       Agreements of Seller and Buyer. Seller and Buyer each agree that in entering into this transaction, neither party is relying upon any statement by the other party as to the value of the G+W Shares and/or the MAGE Shares; and each party assumes all risks in entering into this transaction.

6.       Right of First Refusal. Seller hereby grants to Buyer a right of first refusal (“ROFR”) to purchase any and all shares of Common Stock or Common Stock Equivalents of Seller in the event Seller offers for sale any Common Stock or Common Stock Equivalent at a price per share or effective price per share less than $0.50 per share. Should the Seller propose to undertake a sale of its Common Stock or Common Stock Equivalent at a price that would trigger Buyer’s ROFR, the Seller shall provide Buyer with written notice of such proposed sale; whereupon the Buyer shall have a period of thirty (30) days to exercise his ROFR by tendering notice of such exercise together with payment of the aggregate price therefor. The ROFR can be exercised by Buyer with respect to all the securities being offered or any portion thereof. The ROFR granted pursuant to this paragraph 6 shall expire on May 31, 2021. For the purposes hereof, “Common Stock Equivalent” shall mean any debt or equity security exercisable to purchase or convertible into shares of the Seller’s Common Stock.

7.       Attorney's Fees for Claims. In the event that a claim is brought by one party hereto against the other party hereto for breach of any provision hereof or otherwise arising out of the transaction to which this Agreement relates, the prevailing party shall be entitled to payment or reimbursement of the expenses incurred by it in connection with the litigation or the portion thereof as to which it prevails, including but not limited to, attorneys' fees and costs.

8.       Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement. The waiver by any party hereto of any condition or breach of any provision of this Agreement shall not operate as a waiver of any other condition or other or subsequent breach.

9.       Amendment. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

10.       Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

11.       Survival of Representations, Warranties and Agreements. All representations and warranties contained in this Agreement shall survive the consummation of the transaction contemplated hereby. All agreements and covenants contained in this Agreement not fully performed as of the Closing Date shall survive the Closing Date and continue thereafter until fully performed or until the time for further performance has expired.

12.       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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13.       Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

14. Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

15.       Litigation. Any litigation commenced which is based in whole or in part upon claims under or in connection with this Agreement or the transaction contemplated hereby shall be brought in a court of competent jurisdiction (state or federal) in the United States of America.

16.       General. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, may not be transferred or assigned by any party hereto, other than by operation of law, and shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns; and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date and year first above written.

MAGELLAN GOLD CORPORATION
a Nevada Corporation

By: /s/ John Power
Name: John Power
Title: President

TRIPOWER RESOURCES, INC.

By: /s/ John Gibbs
John Gibbs, President

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